UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Determination of Estimated Value per Share

The board of directors (the “Board”) of Dividend Capital Total Realty Trust Inc. (the “Company”) established an estimated value per share of the Company’s common stock as of March 11, 2011 of $8.45.

The Company is providing the estimated value per share to assist broker-dealers in complying with applicable rules of the Financial Industry Regulatory Authority (“FINRA”) with respect to customer account statements. FINRA prohibits broker-dealers that sell shares of non-traded REITs from providing an estimated value per share in its customer account statements that is developed from data more than 18 months old. In addition, the Company intends to provide the estimated value per share to assist fiduciaries of retirement plans subject to annual reporting requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in the preparation of their reports. The Company currently anticipates that the estimated value per share will be calculated at least every 18 months. However, the Board may determine to update such estimate more frequently.

Methodology

The objective of the Board in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed, after consultation with Dividend Capital Total Advisors LLC (the “Advisor”) and an independent third party investment banking firm engaged by the Company, are reasonable and customary in the industry and appropriate under current circumstances. However, the market for commercial real estate can fluctuate quickly and substantially and values are expected to change in the future.

In determining an estimated value of the Company’s shares, the Board relied upon information provided by the Advisor and by the independent third party investment banking firm, as well as the Board’s experience with, and knowledge about, the Company’s real estate portfolio and debt obligations. The Board considered valuation methodologies that are commonly used in the commercial real estate industry, including, among others, a discounted cash flow analysis, which projects a range of the estimated future stream of cash flows reasonably likely to be generated by the Company’s portfolio of properties, and discounts the projected future cash flows to a present value. In addition, the Board reviewed current, historical and projected capitalization rates for commercial properties similar to the properties owned by the Company, and the values of publicly traded REITs with portfolios comparable to the Company’s portfolio. The Board also took into account the estimated value of the Company’s other assets and liabilities, including a reasonable estimate of the value of the Company’s debt obligations. However, the Board did not consider certain other factors, such as a liquidity discount, because the Board did not believe such factors were appropriate or necessary under the circumstances.

Limitations of the Estimated Value per Share

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by the Board. The estimated value per share determined by the Board does not represent the fair value of the Company’s assets less liabilities in accordance with U.S. generally accepted accounting principles, and such estimated value per share is not a representation, warranty or guarantee that:

•	a stockholder would be able to realize the estimated share value if such stockholder attempts to sell his or her shares;

•	a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of liabilities of the Company or a sale of the Company;

•	shares of the Company’s common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company’s common stock; or

•	the methodologies used to estimate the value per share would be acceptable to FINRA or under ERISA with respect to their respective requirements.

Further, the estimated value per share was calculated as of a moment in time, and, although the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets, the Company does not undertake to update the estimated value per share on a regular basis. As a result, stockholders should not rely on the estimated value per share as being an accurate measure of the then-current value of the Company’s shares of common stock in making an investment decision, including whether to tender shares for redemption under the Company’s Redemption Program (as defined below) or reinvest distributions by participating in the Company’s DRIP Plan (as defined below).

Copies of a letter to stockholders and a frequently asked questions statement regarding the Company’s estimated value per share are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Share Purchase Price for Distribution Reinvestment Plan

Pursuant to the terms of the Company’s Third Amended and Restated Distribution Reinvestment Plan (the “DRIP Plan”), effective March 11, 2011, participants in the DRIP Plan may, subject to certain exceptions described in the DRIP Plan, acquire shares of the Company’s common stock at a price per share equal to the estimated value per share of $8.45, until a different estimated value per share is announced by the Company.

The DRIP Plan provides that a participant may terminate his or her participation in the DRIP Plan at any time, but a termination notice must be received by the Company prior to the last day of a quarter in order for the participant’s termination to be effective for such quarter (i.e., a termination notice will be effective as of the last day of the quarter in which it is received and will not affect participation in the DRIP Plan for any prior quarter). Unless a participant terminates his or participation in the DRIP Plan on or before March 31, 2011, such participant will receive his or her distribution for the first quarter of 2011 in the form of additional shares of the Company’s common stock at a price per share equal to the estimated value per share of $8.45.

The Board may, in its sole discretion, amend or terminate the DRIP Plan for any reason upon 10 days’ written notice to the participants.

Share Redemption Price for Share Redemption Program

Pursuant to the terms of the Company’s Sixth Amended and Restated Share Redemption Program (the “Redemption Program”), effective March 11, 2011, any shares of common stock redeemed by the Company will be redeemed, subject to certain restrictions, at a price per share equal to the estimated value per share of $8.45, until a different estimated value per share is announced by the Company.

The Redemption Program requires all requests for redemption to be made in writing and received by the Company at least 15 days prior to the end of the applicable quarter. Stockholders may also withdraw their redemption request in whole or in part by submitting a request in writing that is received by the Company at any time up to the later of (a) three business days prior to the end of the applicable quarter, or (b) five business days after the end of the applicable quarter, if we disclose a new estimated value per share within the five-business day period prior to the end of the applicable quarter. Stockholders who have submitted timely requests for redemption for the first quarter of 2011 but wish to withdraw such requests must submit a written request for withdrawal that is received by the Company by March 28, 2011.

The Board may, in its sole discretion, amend, suspend, or terminate the Redemption Program at any time if it determines that the funds available to fund the Redemption Program are needed for other business or operational purposes or that amendment, suspension or termination of the Redemption Program is in the best interest of the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Letter to Stockholders dated March 11, 2011

99.2	Frequently Asked Questions dated March 11, 2011

This Current Report on Form 8-K and its exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and can generally be identified by words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “could,” “should,” and “continue” and similar expressions. These forward-looking statements are based on management’s current expectations and beliefs and reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those currently anticipated in these forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements are detailed from time to time in the Company’s Securities and Exchange Commission reports. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

March 11, 2011	By:	/s/ M. KIRK SCOTT
M. Kirk Scott Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to Stockholders dated March 11, 2011

99.2	Frequently Asked Questions dated March 11, 2011